Exhibit 99.1

NEWS RELEASE

Contact:	David Schorlemer
Senior Vice President, Chief Financial Officer
Basic Energy Services, Inc.
817-334-4100

BASIC ENERGY SERVICES ANNOUNCES ACTIONS IN RESPONSE TO RECENT MARKET VOLATILITY

FORT WORTH, TEXAS - March 26, 2020 - Basic Energy Services, Inc. (OTCQX: BASX) (“Basic” or the “Company”) today announced that the Company is implementing several cost control and capital preservation measures in response to the rapidly changing market outlook in a lower commodity price environment as well as market uncertainty related to the impact of the COVID-19 virus.

In addition to reducing projected 2020 capital expenditures 60% from the previously announced $43 million to $17 million and suspending all new capital lease additions, the Company expects to reduce annual run-rate costs by approximately $20 million by taking the following actions immediately:

•	Enact cost controls across all business lines, including adjusting staffing to current activity levels and furloughs of all executive, office, and administrative staff;

•	Consolidate certain regional district operations and centralize specific business processes; and

•	Initiate the closure of selected, lower-performing locations.

The Company expects to accomplish these cost saving measures in addition to the previously announced synergies from the recent acquisition of the C&J Well Services business ("C&J") of approximately $17 million in operating expenses and G&A as well as capital synergies of $6 million in 2020.

"In this period of extreme volatility, we are focused foremost on protecting our employees through a tiered-action plan of response to best limit the potential threat posed by COVID-19," stated Keith Schilling, President and Chief Executive Officer. "At the same time, we have acted decisively to counteract the rapidly changing market conditions. We will continue to be vigilant and act aggressively to match our costs to market activity levels and to preserve liquidity. Meanwhile, the integration of C&J continues, and while we are in the early days of that process, we continue to be impressed by C&J's organization and personnel. We believe we can potentially outperform the previously-stated cost and capital synergies of $23 million from the acquisition in 2020."
About Basic Energy Services

Basic Energy Services provides wellsite services essential to maintaining production from the oil and gas wells within its operating areas. The Company’s operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, California, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, Colorado and Montana. Our operations are focused in liquids-rich basins that have historically exhibited strong drilling and production economics in recent years with a significant presence in the Permian Basin, Powder River Basin, and the Bakken, Eagle Ford, and Denver-Julesburg shales. We provide

Exhibit 99.1

our services to a diverse group of over 2,000 oil and gas companies. Additional information is available on the Company’s website at www.basices.com.
Safe Harbor Statement

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and reflect Basic’s current views about future events. The words "believe," "estimate," "expect," "anticipate," "project," "intend," "seek," "could," "should," "may," "potential" and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Although Basic believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions and estimates, certain risks and uncertainties could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release and the presentation. These risks and uncertainties include, without limitation, our ability to successfully execute, manage and integrate acquisitions, including the recent acquisition of C&J, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for crude oil, including the recent significant decline in oil prices, and natural gas, local and global impacts of the COVID-19 virus, and the negative impacts of the delisting of the Company’s common stock from the NYSE. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Any forward-looking statement speaks only as of the date on which such statement is made and Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise, except as required by applicable law.